Deloitte.
Deloitte & Touche LLP
695 Town Center Drive
Suite 1200
Costa Mesa, CA 92626
USA

Tel: +1 714 436 7100
Fax: +1 714 436 7200
www.deloitte.com
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June 6, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77K of The Pacific Corporate Group Private Equity Fund, Form N-SAR for the period ended March 31, 2012, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP